EXHIBIT 99.1

CONTACT:	ICR, Inc. Rachel Schacter/Allison Malkin 203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES FIRST QUARTER
RESULTS

~ First Quarter Revenue of $99.3 Million ~
~ Reiterates Fiscal 2018 Outlook ~
~ Board Declares Quarterly Dividend ~

Paramus, NJ – May 25, 2017 -- Movado Group, Inc. (NYSE: MOV) today announced first quarter results for the period ended April 30, 2017.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “For the first quarter, we reported sales and operating earnings consistent with our expectations reflecting a very challenging store traffic environment in the United States which has retailers focused on reducing their inventory. We recognized this trend early in our planning cycle and mitigated this impact through decisive actions to significantly reduce our planned operating expenses for the year. As we look to the balance of the year, we continue to anticipate a challenging U.S. retail marketplace and expect modest growth in our international markets. We are excited about our upcoming launches including our expansion of the Movado Heritage collection, the introduction of Movado Connect, our smart watch powered by Google’s Android Wear, and the launch of our Rebecca Minkoff watch collection. Our strategy is to focus on designing unique and compelling products across our brands while investing in our digital marketing and eCommerce initiatives to enable us to navigate the evolving retail landscape.”

In the first quarter of fiscal 2018, the Company recorded a $6.3 million pre-tax charge, with a related tax benefit of $1.9 million, or $0.19 per diluted share, related to its previously announced cost savings initiatives. The first quarter of fiscal 2018 benefited only partially from the cost savings initiatives which began to take effect during the latter part of the period. The first quarter therefore included approximately $2.0 million, or $0.06 per diluted share, of expenses that would not have been incurred had the initiatives begun on February 1, 2017. In the first quarter of fiscal 2017, the Company recorded a $1.8 million pre-tax charge, with a related tax benefit of $0.7 million, or $0.05 per diluted share, for the immediate vesting of stock awards and certain other compensation related to the announcement of the retirement of Rick Coté, the Company’s former Vice Chairman and Chief Operating Officer, in fiscal 2017 (“COO’s retirement”).

First Quarter Fiscal 2018 Results (see attached table for GAAP and non-GAAP measures)
—	Net sales were $99.3 million compared to $114.1 million in the first quarter of last year, a decrease of 13.0%. Net sales on a constant dollar basis decreased 11.0% compared to net sales for the first quarter of fiscal 2017.
—	Gross profit was $49.1 million, or 49.5% of sales, compared to $61.3 million, or 53.8% of sales, in the first quarter last year. Adjusted gross profit for the first quarter of fiscal 2018, which excludes $1.4 million in charges related to a portion of the cost savings initiatives, was $50.5 million, or 50.9% of sales. The decrease in adjusted gross margin percentage was primarily the result of channel and product mix as well as the unfavorable impact of changes in foreign currency exchange rates and reduced leverage of certain fixed costs as a result of lower net sales.
—	Operating expenses were $52.8 million, compared to $55.9 million in the first quarter of last year. For the first quarter of fiscal 2018, adjusted operating expenses were $47.9 million, which excludes $4.9 million of expenses related to a portion of the cost savings initiatives. For the first quarter of fiscal 2017, adjusted operating expenses were $54.1 million, which excludes $1.8 million of expenses related to the COO’s retirement in fiscal 2017. The decrease in adjusted operating expenses was primarily the result of decreased marketing expenses and the favorable effect of fluctuations in foreign currency rates, as well as decreased selling and other operating costs.
—	Operating loss was $3.6 million, compared to operating income of $5.4 million in the same period last year. Adjusted operating income for the first quarter of fiscal 2018, which excludes $6.3 million of expenses related to cost savings initiatives, was $2.7 million. Adjusted operating income for the first quarter of fiscal 2017, which excludes $1.8 million of expenses related to the COO’s retirement in fiscal 2017, was $7.2 million.
—	The Company recorded a tax provision of $0.3 million, compared to a tax provision of $1.7 million in the first quarter last year. The first quarter fiscal 2018 tax provision included a $1.0 million, or $0.04 per share, discrete tax item from the adoption of the new pronouncement for accounting for share-based payments. Based upon adjusted pre-tax income, the adjusted tax provision for income tax was $2.2 million, compared to an adjusted tax provision for income tax of $2.4 million in the first quarter of fiscal 2017.
—	Net loss was $4.2 million, or a loss of $0.18 per diluted share, compared to net income of $3.3 million, or $0.14 per diluted share, in the same quarter last year. For the first quarter of fiscal 2018, adjusted net income was $0.3 million, or $0.01 per diluted share, which excludes $4.4 million of expenses, net of $1.9 million of tax, related to the cost savings initiatives in fiscal 2018 compared to adjusted net income of $4.4 million, or $0.19 per diluted share, which excludes $1.1 million of expenses, net of $0.7 million of tax, related to the COO’s retirement in fiscal 2017.

Fiscal 2018 Outlook
The Company is reiterating its outlook for fiscal 2018. In fiscal 2018, the Company anticipates that net sales will be in a range of $515.0 million to $530.0 million and operating income will be approximately $50.0 million to $55.0 million. The Company anticipates net income in fiscal 2018 to be approximately $33.0 million to $36.3 million, or $1.40 to $1.55 per diluted share, reflecting a 32% anticipated effective tax rate. The Company's outlook also assumes no further significant fluctuations from prevailing foreign currency exchange rates.

This outlook excludes the $7.0 million to $10.0 million pre-tax charge related to cost savings initiatives in fiscal 2018, of which $6.3 million was recorded in the first quarter. The Company continues to expect to realize approximately $12.0 million of savings in fiscal 2018 and estimates approximately $15.0 million in on-going annual pre-tax savings from these initiatives, with the majority being in general and administrative expenses.

Quarterly Dividend and Share Repurchase Program
The Company announced on May 25, 2017, that the Board of Directors approved the payment on June 20, 2017 of a cash dividend in the amount of $0.13 for each share of the Company’s outstanding common stock and class A common stock held by shareholders of record as of the close of business on June 6, 2017.

During the first quarter of fiscal 2018, the Company repurchased 44,000 shares under its share repurchase program. As of April 30, 2017, $4.9 million was utilized of the current $50.0 million share repurchase authorization.

Conference Call
The Company’s management will host a conference call and audio webcast to discuss its results today, May 25th at 9:00 a.m. Eastern Time.  The conference call may be accessed by dialing (888) 437-9445.  Additionally, a live webcast of the call can be accessed at www.movadogroup.com.  The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call.  Additionally, a telephonic replay of the call will be available at 12:00 p.m. ET on May 25, 2017 until 11:59 p.m. ET on June 1, 2017 and can be accessed by dialing (844) 512-2921 and entering replay pin number 7745601.

Movado Group, Inc. designs, sources, and distributes Movado, EBEL, Concord, Coach, HUGO BOSS, Lacoste, Juicy Couture, Tommy Hilfiger and Scuderia Ferrari brand watches worldwide and Rebecca Minkoff brand watches beginning in summer of 2017.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin, adjusted operating expenses and adjusted operating income, which are gross profit, gross margin, operating expenses and operating income, respectively, under GAAP, adjusted to eliminate charges for the cost savings initiatives and the COO’s retirement. The Company is also presenting adjusted tax provision, which is the tax provision under GAAP, adjusted to eliminate charges for the cost savings initiatives and the COO’s retirement. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after-tax impact of the charges for the cost savings initiatives and COO’s retirement. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same US dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union (including the impact of the June 23, 2016 referendum advising that the United Kingdom exit from the European Union) and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business outside the United States including, without limitation, import duties, tariffs, quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.
(Tables to follow)

MOVADO GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 30,

	2017	2016

Net sales	$99,265	$114,063

Cost of sales	50,128	52,746

Gross profit	49,137	61,317

Operating expenses	52,785	55,939

Operating (loss) / income	(3,648)	5,378

Interest expense	(356)	(375)
Interest income	122	57

(Loss) / Income before income taxes	(3,882)	5,060

Provision for income taxes	277	1,723

Net (loss) / income	(4,159)	3,337

Less: Net income attributed to noncontrolling interests	-	29

Net (loss) / income attributed to Movado Group, Inc.	$(4,159)	$3,308

Per Share Information:
Net (loss) / income attributed to Movado Group, Inc.	$(0.18)	$0.14
Weighted diluted average shares outstanding	23,075 *	23,349

*Calculated using basic weighted average shares as common stock equivalents would be anti-dilutive.

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except for percentage data)
(Unaudited)

	As Reported			% Change
	Three Months Ended		% Change	Constant
	April 30,		As Reported	Dollar

	2017	2016

Total Net sales	$99,265	$114,063	-13.0%	-11.0%

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

	Net Sales	Gross Profit	Operating (Loss) / Income	Pre-tax (Loss) / Income	Provisions for Income Taxes	Net (Loss) / Income Attributed to Movado Group, Inc.	EPS
Three Months Ended April 30, 2017
As Reported (GAAP)	$99,265	$49,137	$(3,648)	$(3,882)	$277	$(4,159)	$(0.18)
Cost Savings Initiatives (1)	-	1,402	6,334	6,334	1,917	4,417	0.19
Adjusted Results (Non-GAAP)	$99,265	$50,539	$2,686	$2,452	$2,194	$258	$0.01

Three Months Ended April 30, 2016
As Reported (GAAP)	$114,063	$61,317	$5,378	$5,060	$1,723	$3,308	$0.14
Retirement Charge (2)	-	-	1,806	1,806	686	1,119	0.05
Adjusted Results (Non-GAAP)	$114,063	$61,317	$7,184	$6,866	$2,409	$4,427	$0.19

(1) Related to a charge for severance and payroll related, other expenses and occupancy expenses.
(2) Related to a charge for the retirement of the former Vice Chairman and Chief Operating Officer.

MOVADO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30,	January 31,	April 30,
	2017	2017	2016
ASSETS

Cash and cash equivalents	$233,594	$256,279	$203,909
Trade receivables, net	66,457	66,847	75,771
Inventories	160,376	153,167	178,388
Other current assets	32,555	28,487	36,472
Total current assets	492,982	504,780	494,540

Property, plant and equipment, net	31,962	34,173	37,247
Deferred and non-current income taxes	24,864	24,837	20,697
Other non-current assets	45,233	44,012	41,578
Total assets	$595,041	$607,802	$594,062

LIABILITIES AND EQUITY

Loans payable to bank, current	$5,000	$5,000	$-
Accounts payable	22,981	27,192	27,677
Accrued liabilities	37,530	35,061	37,191
Income taxes payable	1,349	4,149	893
Total current liabilities	66,860	71,402	65,761

Loans payable to bank	25,000	25,000	35,000
Deferred and non-current income taxes payable	3,312	3,322	3,008
Other non-current liabilities	35,349	34,085	30,875
Noncontrolling interests	-	-	632
Shareholders' equity	464,520	473,993	458,786
Total liabilities and equity	$595,041	$607,802	$594,062

MOVADO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 30,

	2017	2016
Cash flows from operating activities:
Net (loss) / income	$(4,159)	$3,337
Depreciation and amortization	2,885	2,901
Other non-cash adjustments	826	2,948
Cost savings initiatives	6,334	-
Changes in working capital	(22,229)	(29,167)
Changes in non-current assets and liabilities	(211)	(1,103)
Net cash (used in) operating activities	(16,554)	(21,084)

Cash flows from investing activities:
Capital expenditures	(397)	(538)
Restricted cash deposits	-	(1,070)
Short-term investment	-	(156)
Trademarks and other intangibles	(40)	(226)
Net cash (used in) investing activities	(437)	(1,990)

Cash flows from financing activities:
Repayments of bank borrowings	-	(5,000)
Dividends paid	(2,982)	(2,983)
Stock repurchase	(1,028)	(943)
Other financing	(692)	(1,204)
Net cash (used in) financing activities	(4,702)	(10,130)

Effect of exchange rate changes on cash and cash equivalents	(992)	8,925
Net change in cash and cash equivalents	(22,685)	(24,279)
Cash and cash equivalents at beginning of period	256,279	228,188

Cash and cash equivalents at end of period	$233,594	$203,909